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                                                                    EXHIBIT 10.4

                              EMPLOYMENT AGREEMENT

        THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into the 1st day of April, 1998 ("Effective Date"), by and between NATIONAL DELI CORPORATION, a Florida corporation ("NDC"), having a place of business at 1656 Alton Road, Miami Beach, Florida, JERRY'S FAMOUS DELI, INC., a California corporation ("JFD"), having its principal offices at 12711 Ventura Boulevard, Suite 400, Studio City California, 91604, and MITCHELL THAL ("Thal"), residing at 3100 Prairie, Miami Beach, Florida 33140.

                              W I T N E S S E T H:

        WHEREAS, Thal is a principal owner of The Epicure Market, Inc., a Florida corporation ("Epicure, Inc."), and Epicure, Inc. has been the operator of that certain business located primarily at 1656 Alton Road, Miami Beach, Florida ("Epicure Location"), known as the "Epicure Market" ("Epicure Business"); and

        WHEREAS, simultaneously herewith, pursuant to a certain Asset Purchase Agreement having an "Effective Date" of February 9, 1998 ("Purchase Contract"), Epicure, Inc. has closed on the conveyance of the Epicure Business to NDC, as assignee of JFD; and

        WHEREAS, as inducements to JFD and Thal to enter into the Purchase Contract, the Purchase Contract provided for the employment of Thal by JFD or its affiliate, and requires that JFD, NDC and Thal enter into this Agreement;

        NOW, THEREFORE, for and in consideration of the mutual promises, the sum of TEN ($10.00) DOLLARS and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

        1. RECITALS: The foregoing recitals are true and correct, and are incorporated herein by this reference.

        2. EMPLOYMENT OF THAL: NDC hereby employs Thal, and Thal hereby accepts employment with NDC, to render the services provided herein and contemplated hereby, all upon the terms and conditions set forth herein. Thal's title initially shall be co-general manager for the Epicure Business. NDC, at its expense, shall provide to Thal an individual office, use of a desktop computer and support staff, to perform his duties hereunder.

        3. TERM/CONVERSION OPTION:

               (A) Term: The term of this Agreement shall be the period commencing as of the Effective Date and continuing until the fifth (5th) anniversary of the Effective Date, unless sooner terminated pursuant to Sections 7 or 8 hereof or the mutual written agreement between NDC and Thal.

               (B) Conversion Option: NDC and Thal each shall have the option to convert years 4 and 5 to a fifty (50%) percent time consulting arrangement ("Consulting Arrangement"), as follows: In the event either NDC or Thal, no later than three months prior to the end of year 3, delivers to the other notice that such party wishes to convert, then, for the fourth and fifth year of the term of this Agreement ("Consulting Term"), (i) Thal shall be required to devote fifty (50%) percent of his full business time and attention to NDC, at the Epicure Location (subject to reasonable travel requirements imposed by NDC), at such days and hours as shall be mutually agreed between NDC and Thal, but (a) assuming Thal is not disabled or ill, Thal must be present at the Epicure Location substantially at all times that Harry Thal shall not be present (and if Harry Thal is no longer employed by NDC, Thal shall not be permitted to be away from the Epicure Location for more than one (1) month at a time), and (b) so long as Harry Thal shall be present at the Epicure Location, NDC and Thal shall reasonably

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cooperate with one another to reconcile the interests of Thal to work consecutive full days, on the one hand, and to be off work consecutive full days and the interests of Thal and NDC to maximize the Epicure Business, on the other hand, (iii) Thal shall not be entitled to vacation, sick or personal pay or other benefits as may be afforded NDC "full time" employees (and expressly, Section 6(A), (B) and (C) shall not be applicable to the Consulting Term), (iv) in lieu of the compensation provided in Section 5 hereof, Thal shall be entitled to the sum of $100,000 per annum (subject to increase or decrease, if (and only if) NDC and Thal, agree in writing to a substantial change to the fifty (50%) percent time worked), payable biweekly, and (iv) Thal shall be entitled to reimbursement of actual expenditures incurred in the performance of his duties hereunder if first approved by NDC. If NDC and Thal mutually agree to end this Agreement at the end of Year 3, Thal shall not be entitled to any compensation thereafter accruing, and if they do not so mutually agree, then except as otherwise provided herein, he shall be entitled to the compensation provided in this Section 3(B).

        4. DUTIES OF THAL: Thal shall use his best efforts to perform his duties hereunder, which shall be substantially similar to the duties performed by Thal prior to entering into the Purchase Contract (which, Thal represents is set forth on a schedule attached hereto and initialled by NDC and Thal, is hereby made a part hereof), but which may also include such other duties relating to the Epicure Business and/or other business of NDC as may be reasonably requested by JFD and/or NDC from time to time. Thal shall not be relocated from Miami, Florida, and Thal's duties shall be primarily situated at the Epicure Location (although it is understood that Thal may be called upon from time to time to travel as may be reasonably requested by JFD and/or NDC). In carrying out his duties, Thal shall consult with NDC, and shall be guided in all matters by NDC's policies, written or otherwise. Thal shall devote his full business time, entire business skills, and best efforts to the conduct of the affairs of the Epicure Business, JFD and NDC (subject to the conversion option set forth in Section 3 hereof). Thal shall report to either NDC's chief executive officer or chief operating officer. Upon the expiration or sooner termination of this Agreement, Thal shall use his best efforts to ensure a smooth and orderly transition for the Epicure Business.

        5. COMPENSATION: NDC shall pay Thal an annual salary of $200,000, payable in equal biweekly installments or otherwise according to the normal payroll practices of NDC, for the Epicure Business.

        6.     VACATION AND OTHER BENEFITS:

               (A) Vacation: Thal shall be entitled to paid vacation, sick leave and unpaid personal leave, as follows:

        (i) Paid Vacation                  Year 1:              1 week
                                           Thereafter:          2 weeks per year

        (ii) Paid sick leave               None

        (iii) Paid holiday or
               "all purpose"
               leave 5 days per year, as designated by Thal from time to time, which may be any day of the year subject to the last paragraph of this Section 6(A)

        (iv) Unpaid leave                  Year 1:              3 weeks
                                           Thereafter:          2 weeks per year

Paid vacation, paid holiday/"all purpose" leave and unpaid leave shall be taken by Thal at such time as shall not interfere with the operations of NDC (as coordinated jointly and reasonably by NDC and

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Thal), and shall not be taken at such time as Harry Thal shall be away on vacation or taking unpaid leave. Overlaps of up to two (2) weekdays attributable to illness of either Thal or Harry Thal shall not be deemed a breach of this provision.

               (B) Insurance: Thal shall be entitled to participate in NDC's group health insurance plan. NDC shall pay 100% of the premiums therefor for Thal or apply the dollar equivalent of such premiums to a health plan of Thal's choice. The provisions of this Section 6(B) shall be subject to change from time to time, as implemented by NDC on a company wide basis for other JFD senior level managers; provided that if a group insurance program for him is not available in Florida, then Thal shall receive the after-tax dollar equivalent of the premium last paid for him under the NDC health plan in which he last participated.

               (C) Reimbursable Expenses: Thal shall be entitled to reimbursement for travel and other certain costs and expenses incurred by Thal in connection with the Epicure Business in accordance with the policies of NDC, substantially the same (as applicable) to that afforded other JFD managers of similar position, or otherwise as first approved by NDC. It is understood that Thal shall be reimbursed for lowest available airfare (and not for first or business class, except for flights in excess of 3 hours), and shall be reimbursed for hotels equivalent to Hyatt, Hilton and Sheraton.

               (D) Stock Option Plan: As of the Effective Date, Thal shall receive a qualified stock option ("Option") for 35,000 shares of common stock ("Common Stock") of JFD under the terms of JFD's 1995 Amended and Restated Stock Option Plan ("Option Plan"), at an exercise price per share equal to one hundred and one (101%) percent of the fair market value of the Common Stock as determined by the closing bid price for the Common Stock reported by the NASDAQ National Market for the day immediately preceding the Effective Date. The Option shall have a term of ten (10) years, and (i) as to 10,000 shares thereof, shall vest as to one-third (1/3) of the shares subject to the Option on each of the first, second and third anniversaries of the Effective Date, and (b) as to 25,000 shares thereof, shall vest as of the Effective Date. All other terms of the Option shall be as set forth in the form of Incentive Stock Option Agreement attached hereto as Exhibit A and made a part hereof.

               (E) Other Benefits: Thal shall be entitled to one (1) free parking space.

        7.     EARLY TERMINATION BY NDC:

               (A) Termination by NDC: Thal's employment by NDC shall terminate on the death of Thal or may be terminated by NDC at any time: (i) upon the disability of Thal (as defined below); or (ii) for cause (as defined below) as determined by NDC after ten (10) days' written notice of such cause is given Thal where same is curable by Thal or immediately upon written notice where such cause is not curable by Thal, the determination of whether or not the same is curable being in the reasonable discretion of NDC; or (iii) upon the sale of the company (as defined below); or (iv) without cause, after ten (10) days' written notice. Notwithstanding anything contained herein to the contrary, if Thal is terminated pursuant to subparts (iii) or (iv) above, Thal shall be entitled to the compensation provided in Section 5 through the expiration of Year 3 (calculated at the rate of $200,000 per annum) and to the compensation provided in Section 3(B) for Years 4 & 5 (calculated at the rate of $100,000 per annum), and any unreimbursed expenses pursuant to Sections 3(B) and 6(C).

               (B) Definitions: For the purposes of Section 7(A), the following definitions shall apply:


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                      (i) the term "disability" shall mean (a) any
adjudication by a court of competent jurisdiction of insanity or incompetence, or (b) any illness or injury which may cause the failure of Thal to perform the usual and customary duties provided herein or contemplated hereby; provided that such failure to perform has continued for a total of more than sixty (60) days in any twelve (12) month period, or any consecutive period of forty-five (45) days;

                      (ii) the term "cause" shall include (a) any willful breach by Thal of the performance of any of his material duties pursuant to this Employment Agreement (subject to Thal's appeal right to JFD's chief executive officer); (b) any disclosure (other than in the normal pursuit of the business of NDC) by Thal to any person, firm or corporation other than NDC, JFD, their subsidiaries and affiliates of any Confidential Information (as defined in Section 9(C)) or trade secret of NDC, JFD or any of their subsidiaries or affiliates; (c) any attempt by Thal to secure any personal profit at the expense of NDC or JFD; (d) the engaging by Thal in any business other than the business of NDC, JFD or their subsidiaries or affiliates (and other than hobbies or passive investments which do not conflict or interfere with the duties of Thal or the business of NDC or JFD), and (e) the conviction of Thal for any felony (provided however, if Thal shall be indicted for any felony, then, as of the date of such indictment, at the discretion of NDC, Thal shall be placed on indefinite leave, during which time Thal shall not be entitled to any compensation or benefits, and if the indictment shall not be discharged within three (3) months thereafter (or if Thal shall any time sooner not maintain his innocence of such felony), such occurrence shall be deemed "cause"); and

                      (iii) the term "sale of the company" shall mean (a) the sale by NDC of substantially all of the Epicure Business or NDC's assets to a single purchaser or to a group of associated purchasers; (b) the sale, exchange, or other disposition, in one transaction or series of related transactions, of a majority of the outstanding common stock of NDC; (c) a bona fide decision by the NDC to terminate the Epicure Business and liquidate its assets; or (d) the merger or consolidation of NDC in a transaction in which NDC's shareholders receive less than fifty (50%) percent of the outstanding voting shares of the new or continuing corporation.

               (C) Effect of Termination: Upon the termination of Thal's employment pursuant to this Section 7, NDC and JFD thereafter shall have no further obligation or liability whatsoever to Thal hereunder provided they are not in default hereof, except for monies as provided in Section 5 hereof which are then accrued and unpaid, and any then NDC approved unreimbursed expenses that are reimbursable pursuant to Section 6 hereof, and any monies owed if and as provided in Section 7(A), which shall be payable to Thal within fifteen (15) days after such termination. The limitations contained in this Section 7(C) shall not affect any vested rights under any separate employee benefit or welfare plan or stock option plan in which he participates subject to and in accordance with the provisions thereof.

        8. EARLY TERMINATION BY THAL: Thal may terminate this Agreement "for cause" only upon delivery of ten (10) days' written notice to NDC specifying the grounds therefor, provided that within such ten (10) days NDC shall not have cured the same. Grounds for termination "for cause" by Thal shall only be NDC's and JFD's (i) willful failure after the aforesaid notice to materially perform NDC's obligations hereunder (provided Thal is not in default hereof), or (ii) relocation of Thal outside of Miami, Florida without Thal's consent, or (iii) significant change in Thal's duties without Thal's consent. Upon the termination of this Agreement pursuant to this Section 8, NDC and JFD thereafter shall have no further obligation or liability to Thal hereunder, except for monies payable as provided in Section 5 hereof through Year 3

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(had there not been termination, and provided such monies have not been previously paid), monies payable as provided in Section 3(B) hereof for Years 4 & 5 (calculated at the per annum rate of $100,000, assuming there had not been termination, and provided such monies have not been previously paid), and any then unreimbursed expenses incurred pursuant to Sections 3(B) or 6(C) hereof. Such monies shall be due and payable within fifteen (15) days after termination by Thal, with the termination being in accordance with the terms hereof. The limitations contained in this Section 8 shall not affect any vested rights under any separate employee benefit or welfare plan or stock option plan in which he participates subject to and in accordance with the provisions thereof.

        9. NON-COMPETE, NON-DISCLOSURE AND NON-SOLICITATION:

               (A) Definitions: For the purposes of this Section 9, the following terms shall have the meanings ascribed to them below: (i) "Covenant Term" shall mean the period beginning on the Effective Date and ending five (5) years from the earlier termination of this Agreement pursuant to Sections 3(A) or 8; and (ii) "Covenant Territory" shall mean (a) any state other than California, Florida, New York and Illinois in which Buyer may conduct a grocery or restaurant business prior to the operation of such business by Thal, and (b) the states of California, Florida, New York and Illinois.

               (B) Non-Compete: During the Covenant Term, provided this Agreement has not been terminated by Thal pursuant to Section 8 hereof and provided this Agreement has not been wrongly terminated by NDC in violation of this Agreement, Thal covenants and agrees that, directly or indirectly, he shall not own (except for an interest of one (1%) percent or less, or five (5%) percent in the case of a publicly traded company), operate, manage or consult to any (i) grocery store or supermarket or (ii) Jewish style delicatessen restaurant or Jewish style delicatessen restaurant chain or (iii) bagel restaurant or bagel restaurant chain, or (iv) any business, other than a "white tablecloth" restaurant or fast food (but non-bagel) restaurant, that sells food and/or beverages for on or off premises consumption, in any case of (i), (ii),
(iii) or (iv) having any operation in the Covenant Territory.

               (C) Non-Disclosure of Information: Except as required in his duties hereunder, Thal will not, during the Covenant Term, directly or indirectly, use, disseminate or disclose any Confidential Information (as defined below) to any person or entity for any reason or purpose whatsoever. Upon the expiration or sooner termination of his employment with NDC, all documents, records, notebooks, and similar repositories of or containing Confidential Information, including all copies thereof, then in Thal's possession, whether prepared by him or others, shall be delivered to NDC, and is and shall be deemed the exclusive property of NDC. "Confidential Information" means any and all information disclosed to Thal or known by Thal as a consequence of or through his employment with NDC or the Epicure Business (prior or subsequent to the purchase thereof by NDC), not generally known in the industry in which NDC or JFD is or may become engaged or which has previously been disseminated to the general public by a third party, and includes without limitation, all "Property" purchased by NDC pursuant to the Purchase Contract and all "Confidential Information" as defined therein. All Confidential Information held by Thal shall be held in a fiduciary capacity for NDC. As used herein, the term "trade secret" shall have the meaning ascribed to it in Fla. Stat. Setion 812.081(1)(c).

               (D) Non-Solicitation. During the Covenant Term, Thal covenants and agrees that, directly or indirectly, he shall not (i) induce or encourage, or attempt to, any employee, supplier or customer to terminate his or her relationship with NDC, JFD or the

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Epicure Business, (ii) employ or attempt to employ any employees of the Epicure
Business, employed at any time during the Covenant Term.

               (E) Limitations on Scope. In the event that the provisions of this Section 9 should ever be deemed to exceed the scope of business, time or geographic limitations permitted by applicable law, or otherwise shall be deemed unenforceable by any law, then such provisions shall be and are hereby reformed to the maximum scope, time, geographic or other limitations permitted by such applicable law. Thal hereby expressly agrees that this Section 9 is a material and substantial part of this Agreement and that (i) the geographic limitations are reasonable; (ii) the time limitations are reasonable; and (iii) after reviewing the presumptions identified in Fla. Stat. Setion 542.335(1), the covenants are not made for the purpose of eliminating competition per se and are reasonably related to a legitimate business interest, as provided in all of Fla. Stat. Setion 542.335(1)(b). In light of the direct benefit that Thal has received from the sale of assets pursuant to the Purchase Contract, Thal is intended to be characterized as a seller of all or a part of the assets of a business, as provided in Fla. Stat. Setion 542.335(1)(d)3 [and it is not intended that these covenants come within the ambit of Fla. Stat. Setion 542.335(1)(d)1]. Additionally, because the sale of assets pursuant to the Purchase Contract expressly included the sale of trade secrets and because this Agreement shall require Thal to learn and utilize NDC and/or JFD trade secrets, the parties hereto further intend that the provisions of Fla. Stat. Setion 542.335(1)(e) shall apply.

               (F) NDC/JFD Remedies: Because a breach of the provisions of this
Section 9 could not be adequately compensated by money damages, NDC and JFD shall be entitled, in addition to any other right and remedy available to it, to an injunction restraining such breach or a threatened breach, and in either case no bond (if permitted by law) or other security shall be required in connection therewith. Thal hereby consents to the issuance of such injunction. Nothing herein shall be construed as prohibiting NDC or JFD from pursuing any other remedies available to it for such breach or threatened breach, consistent with the provisions of Section 10(G).

               (G) Separate Covenants. NDC, JFD and Thal intend that the covenants contained in this Section 9 shall be construed as a series of separate covenants (with identical terms except geographic coverage) for each county specified herein.

        10.    MISCELLANEOUS:

               (A) Confidentiality: The terms and provisions of this Agreement shall be kept in complete confidence by Thal. Thal acknowledges that JFD is a public company with listed securities, and improper disclosure of the contents of this Agreement or related information could have an adverse effect on JFD and its securities holders, and may constitute a violation of law.

               (B) Entire Agreement/No Waiver: This Agreement constitutes the entire agreement between the parties hereto and may not be changed, modified, extended, terminated or discharged orally, but only by an agreement in writing, signed by authorized officers of JFD, NDC (other than Thal) and Thal. There shall be no third party beneficiaries arising out of this Agreement. The parties acknowledge that they or parties affiliated with them are also parties to a certain Lease of even date herewith ("Lease") respecting the Epicure Location. No default by either party under the Lease shall be deemed a default hereunder; nor shall any such default give rise to setoff rights or other remedies under this Agreement.

               (C) Governing Law/Jurisdiction: The Agreement shall be construed and enforced in accordance with the internal laws of the

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State of Florida. Venue shall lie in Dade County, Florida.

               (D) Successors and Assigns: Subject to other provisions of this Agreement, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, personal representatives, successors and assigns. However, this Agreement shall not be assignable by Thal. Notwithstanding the foregoing, upon the death or adjudication of incompetence of Thal, any sums then due and unpaid to Thal shall be paid to Thal's personal representative or other legal guardian, as applicable. In the event of any assignment of this Agreement by NDC, neither JFD nor NDC shall be relieved of its obligations hereunder.

               (E) Notices: All notices or other communications required or permitted hereunder shall be in writing and shall be either personally delivered or sent by Federal Express or other national overnight air courier with receipted delivery, as follows:


               TO JFD and
               NDC:          Jerry's Famous Deli, Inc.
                             12711 Ventura Boulevard, Suite 400
                             Studio City, California  91604
                             Attention:  Isaac Starkman

               COPY TO: Katz, Barron, Squitero, Faust & Berman, P.A. 2699 South Bayshore Drive, 7th Floor
                             Miami, Florida  33l33
                             Attention:  Howard L. Friedberg, Esq.

               TO THAL:      Mitchell Thal
                             3100 Prairie
                             Miami Beach, Florida 33140

or in each case to such other address as shall have last been furnished by like notice. Each notice or communication shall be deemed to have been given as of the date so delivered.

               (F) Attorneys' Fees: In the event of a dispute hereunder or in the event the parties hereto shall employ an attorney to enforce or defend any of the provisions hereof, the parties hereto agree that the prevailing party shall be entitled to reasonable attorneys' fees and costs (including those incurred at all levels and at arbitration) from the non-prevailing party.

               (G) Arbitration: Except for matters involving equitable relief, any claims or disputes arising out of or relating to this Agreement (including without limitation, those pertaining to "cause" as provided in Sections 7 & 8 hereof) shall be settled by binding arbitration conducted in Dade County, Florida in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect, and judgment upon the award entered by the arbitrator(s) may be entered, in any court having jurisdiction thereof. Neither party's right to file a lawsuit seeking an injunction or other equitable relief or such party's right to injunctive or other equitable relief is subject to arbitration or to the provisions of this Section.

               (H) No Partnership: This Agreement is solely an agreement for employment, and is not and shall not be construed in any way as a partnership agreement or any derivation thereof, and further, Thal hereby expressly acknowledges that he shall not be entitled to any rights or remedies arising out of this Agreement of whatsoever kind or nature which would or may be afforded to a partner or joint venturer under the laws of the State of Florida, or otherwise.

               (I) Authority of JFD: JFD is duly organized, validly existing and in good standing under the laws of the State of California and has all requisite power and authority to enter into

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this Agreement and to consummate the transactions contemplated hereby.

               (J) Authority of NDC: NDC is duly organized, validly existing and in good standing under the laws of the State of Florida and has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

        11. GUARANTY BY JFD: NDC and JFD represent to Thal that NDC is a wholly owned subsidiary of JFD. JFD acknowledges that this Agreement directly benefits JFD. JFD agrees unconditionally and fully to guarantee to Thal the prompt payment and performance of each and every obligation of NDC under this Agreement.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date and year first above written.

WITNESSES:
                                        JERRY'S FAMOUS DELI, INC., a
                                        California corporation

-----------------------------


                                        /s/ ISSAC STARKMAN
-----------------------------           ----------------------------------------
                                        By:    Isaac Starkman
                                               Chief Executive Officer

                                        NATIONAL DELI CORPORATION, a
                                        Florida corporation


-----------------------------


                                        /s/ ISSAC STARKMAN
-----------------------------           ----------------------------------------
                                        By:    Isaac Starkman
                                               Chief Executive Officer



-----------------------------


                                        /s/ MITCHELL THAL
-----------------------------           ----------------------------------------
                                        MITCHELL THAL






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